PRESS RELEASE

Industrial Services of America, Inc. Reports Second Quarter Results

Industrial Services of America, Inc. IDSA, a leading provider of logistics management services, equipment and processes for waste, recyclable commodities and other materials, announced unaudited financial results for the second quarter ending June 30, 2005. A complete report is available in the Company's Form 10-Q, which is available for review at the Securities and Exchange Commission web site, http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Highlights:

-- Total revenues for the first six months of 2005 were $63.1 million compared with total revenues for the first six months of 2004 of $68.8 million.

-- Net income for the first six months of 2005 was $360,767 (basic and diluted earnings of 10 cents per share) compared with net income of $812,977 (basic earnings of 24 cents per share and diluted earnings of 23 cents per share) for the first six months of 2004.

-- EBITDA for the first six months of 2005 was $1,504,403 compared with EBITDA of $2,177,197 in the first six months of 2004.

-- Total revenues for the second quarter of 2005 were $33.4 million compared with total revenues for the second quarter of 2004 of $34.1 million.

-- Net income for the second quarter of 2005 was $211,679 (basic and diluted earnings of 6 cents per share) compared with net income of $363,693 (basic and diluted earnings of 10 cents per share) for the second quarter of 2004.

-- EBITDA for the second quarter of 2005 was $806,085 compared with EBITDA of $992,265 in the second quarter of 2004.

Industrial Services of America, Inc. Management's Comments

With the release of our earnings for the second quarter of 2005, we are pleased to announce that we have now recorded nine consecutive profitable quarters. This sustained profitability continues to place us in a stronger financial position, allowing for greater flexibility to adjust to changing economic market conditions.

On June 29, 2005, we completed the purchase of approximately five acres at 1565 East 4th Street, Seymour, Indiana, where our Indiana operation resides. This property was under a lease purchase arrangement for the previous three years.

Last year's record level of production in our ferrous material operations was based on high demand for ferrous materials worldwide. As the demand for ferrous materials declined during the last nine months, our goal has shifted to purchasing, upgrading and selling our recycling products in order to maximize profitability based on market conditions. As a result of the decrease in shipments, earnings for the second quarter of 2005, while consistent with historical data, were not as high as the second quarter of 2004 when demand and production were abnormally high. Our outlook for the third quarter remains positive due to the recent increase in ferrous scrap selling prices.

Net income, basic and diluted earnings per share for the second quarter and six months of 2004 have been adjusted to reflect a permanent tax benefit of $127,300 reported as an increase to additional paid-in-capital that was inadvertently recorded as a reduction to income tax expense. Additional information is available in the Company's Form 10-Q, which is available for review at the Securities and Exchange Commission web site, http://www.sec.gov/edgar/searchedgar/companysearch.html.

Industrial Services of America, Inc., is a Louisville, Ky.-based logistics management services company servicing commercial, industrial and logistics customers nationwide. Industrial Services of America, Inc. provides scrap processing, waste and recycling management services, and equipment sales and service. Industrial Services of America, Inc. also actively participates in international markets, exporting non-ferrous metals and other recyclable materials. Additional information is available at www.isa-inc.com.

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results. Specific risks include varying demand for waste managing systems, equipment and services, competitive pressures in the waste managing systems and equipment, competitive pressures in the waste managing business and fluctuations in the price of recycled materials. Further information on factors that could affect the Company's results is detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to the forward-looking statements.

FINANCIAL RESULTS AND
SUPPLEMENTAL FINANCIAL INFORMATION
FOLLOW

INDUSTRIAL SERVICES OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED JUNE 30, 2005 AND 2004
(UNAUDITED)

	2005	2004

Revenue from services	$ 25,540,127	$ 23,288,964
Revenue from product sales	7,859,780	10,765,309

Total revenue	33,399,907	34,054,273

Cost of goods sold for services	24,612,402	22,196,372
Cost of goods sold for product sales	6,952,846	9,865,827

Total cost of goods sold	31,565,248	32,062,199

Selling, general and administrative expenses	1,481,772	1,378,990

Income before other income (expense)	352,887	613,084

Other income (expense)
Interest expense	(26,263)	(48,561)
Interest income	21,059	11,216
Loss on sale of assets	(2,614)	(3,570)
Other income	7,691	2,721
	(127)	(38,194)

Income before income taxes	352,760	574,890

Provision for income taxes	141,081	211,197

Net income	$ 211,679	$ 363,693

Basic earnings per share	$ 0.06	$ 0.10

Diluted earnings per share	$ 0.06	$ 0.10

Weighted average shares outstanding:
Basic	3,576,408	3,498,545

Diluted	3,591,054	3,571,194

INDUSTRIAL SERVICES OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
SIX MONTHS ENDED JUNE 30, 2005 AND 2004
(UNAUDITED)

	2005	2004

Revenue from services	$ 46,861,129	$ 46,001,308
Revenue from product sales	16,213,248	22,817,170

Total revenue	63,074,377	68,818,478

Cost of goods sold for services	44,977,368	44,143,023
Cost of goods sold for product sales	14,510,867	20,460,013

Total cost of goods sold	59,488,235	64,603,036

Selling, general and administrative expenses	2,975,645	2,799,058

Income before other income (expense)	610,497	1,416,384

Other income (expense)
Interest expense	(50,474)	(100,848)
Interest income	45,564	15,798
Loss on sale of assets	(11,575)	(11,931)
Other income	7,230	4,294
	(9,255)	(92,687)

Income before income taxes	601,242	1,323,697

Provision for income taxes	240,475	510,720

Net income	$ 360,767	$ 812,977

Basic earnings per share	$ 0.10	$ 0.24

Diluted earnings per share	$ 0.10	$ 0.23

Weighted average shares outstanding:
Basic	3,576,351	3,401,519

Diluted	3,599,957	3,588,186

Industrial Services of America, Inc.
Supplemental Financial Information

Reconciliation of EBITDA (1):

	Three months ending June 30,		Six months ending June 30,
	2005	2004	2005	2004
Net Income	211,679	363,693	360,767	812,977
Interest expense	26,263	48,561	50,474	100,848
Income taxes	141,081	211,197	240,475	510,720
Depreciation	427,062	368,814	852,687	752,652
Amortization	-	-	-	-
EBITDA (1)	806,085	992,265	1,504,403	2,177,197

(1)

EBITDA is calculated by the Company as net income before interest expense, income tax expense, depreciation and amortization. The Company uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Rather, we believe the EBITDA calculation provides additional information to investors and debt holders due to the fact that tax credits, tax rates and other tax related items vary by company. Additionally, years of service for fixed assets and amortizable assets are based on company judgment. Finally, companies have several ways of raising capital which can affect interest expense. We believe the presentation of EBITDA provides a meaningful measure of performance exclusive of these unique items.

Contact Information: Industrial Services of America, Inc., Louisville Harry Kletter or Alan Schroering, 502-366-3452 hklet@isa-inc.com or aschroering@isa-inc.com http://www.isa-inc.com/